UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2017

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 3, 2017, Intercontinental Exchange, Inc. issued a press release announcing a $0.20 per share dividend for the third quarter of 2017. The cash dividend is payable on September 29, 2017 to stockholders of record as of September 15, 2017. As a result of a recent Securities and Exchange Commission rule change, the ex-dividend date will be September 14, 2017 (not September 13, 2017 as originally stated in the press release).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
Senior Vice President, Associate General Counsel

Date:  August 3, 2017